UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2006

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.

               (Exact name of registrant as specified in charter)


      Colorado                      000-49972              84-15719760
   ------------------           ------------------      ------------------
(State or other jurisdiction      (Commission File        (IRS Employer
   of incorporation)                  Number)            Identification No.)


  The Green House, Beechwood Business Park, North, Inverness, Scotland IV2 3BL
               (Address of principal executive offices) (Zip Code)

                  Registrant's telephone number, including area
                            code: 011-44-1463-667347

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                              (212) 930-9700 (212)
                                 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 19, 2006, the Company entered into a Termination, Settlement, and Forbearance Agreement effective as of October 16 (the "Settlement Agreement"), with Cornell Capital Partners LP ("Cornell") and Montgomery Equity Partners Ltd. ("Montgomery"), an affiliated fund of Cornell. The Settlement Agreement relates to a Standby Equity Distribution Agreement (the "Distribution Agreement") with Cornell and a Securities Purchase Agreement (the "Purchase Agreement") with Montgomery entered into on September 7, 2005.

The Distribution Agreement with Cornell provided for the sale and issuance to Cornell of up to $10,000,000 of Common Stock over a period of up to 24 months after the signing of the Distribution Agreement. In addition as part of the commitment fee arrangements the Company issued 472,000 shares of the Company's common stock to Cornell.

The Purchase Agreement with Montgomery provided for the sale by the Company to Montgomery of its 18% secured convertible debentures in the aggregate principal amount of $750,000 (the "Debentures") of which $300,000 was funded. Under the Purchase Agreement, the Company also issued to Montgomery three-year warrants (the "Warrants") to purchase 350,000 shares of Common Stock at $0.001 per share. As further security for its obligations under the Purchase Agreement and the Accredited Investor Purchase Agreement, the Company deposited into escrow 25,685,000 shares (the "Escrow Shares") of common stock. The Escrow Shares are deemed issued but not outstanding.

Subsequent to the completion of the Standby Equity Distribution Agreement and the sale of the 18% secured convertible debentures pursuant to the Securities Purchase Agreement in September 2005, the Company prepared and filed a registration statement on Form SB-2 (File No. 333-128321) with the Securities and Exchange Commission for the purpose of registering the securities underlying such financing transactions. In connection therewith, the Company received comments from the Commission indicating that, in the Commission's view, based upon the structure of the transactions, the Company may not register the securities sold in the financing transactions. On March 6, 2006, the Company withdrew the registration statement on Form SB-2 (File No. 333-128321) by filing a Form R-W with the Commission. As a result, the Company has not been able to draw down any further amounts under the Debenture. In addition, because of the failure to complete the entire financing transaction contemplated in the September 2005 financing, the Company has been unable to pay interest and principal payments on the Debentures.

Pursuant to the Settlement Agreement, the parties agreed to the following principal terms:

     o The Company shall pay Montgomery an aggregate of $348,000.00 (the "Funds") which represents all amounts owed by the Company to Montgomery under the Debenture as of the date hereof including outstanding principal and interest. The Company shall pay the Funds to Montgomery monthly at the rate of $29,000.00 ("Monthly Payment") per calendar month, with the first payment being due and payable on November 15, 2006 and each subsequent payment being due and payable on the first business day of each subsequent month until the Funds are repaid in full.
     o Montgomery shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property and the Pledged Shares (each as defined in the Purchase Agreement transaction documents).
     o The Company and Montgomery agree that during the term of the Settlement Agreement, the Debenture shall not bear any interest and no liquidated damages shall accrue under any of the financing documents.
     o The Conversion Price (as set forth in the Debenture) in effect on any Conversion Date (as set forth in the Debenture) from and after the date hereof shall be adjusted to equal $0.05, which may be subsequently adjusted pursuant to the other terms of the Debenture.
     o Montgomery shall retain the Warrants issued in accordance with the Securities Purchase Agreement.
     o The Company and Cornell agree to terminate the Distribution Agreement and related transaction documents. Cornell shall retain the 472,000 shares of the Company's common stock.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Termination, Settlement and Forbearance Agreement between In Veritas Medical Diagnostics, Inc., Montgomery Equity Partners Ltd. and Cornell Capital Partners L.P.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          IN VERITAS MEDICAL DIAGNOSTICS, INC.



Date:  October 25, 2006                   /s/ Graham Cooper
                                          -------------------------------------
                                          Graham Cooper
                                          President and Chief Executive Officer